Exhibit 4.4

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of November 21, 2013 by and among Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company (the “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, and the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders are party to that certain Credit Agreement dated as of November 3, 2011 (as amended, supplemented or modified from time to time prior to the date of this Amendment, the “Original Agreement”), whereby the L/C Issuers became obligated to issue Letters of Credit for the account of the Borrower and the Lenders became obligated to make loans to the Borrower as therein provided; and

WHEREAS, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Swing Line Lender, the Lenders and the L/C Issuers to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES
Section 1.1.    Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
Section 1.2.    Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
“Amendment Documents” means this Amendment, the Consent and Agreement of the Subsidiary Guarantors relating to this Amendment, and all other documents or instruments delivered in connection herewith or therewith.
“Credit Agreement” means the Original Agreement as amended hereby.

[THIRD AMENDMENT TO CREDIT AGREEMENT]

ARTICLE II.

AMENDMENTS AND WAIVER
Section 2.1.    Definitions.
(a)    The definition of “Consolidated EBITDA” in Section 1.1 of the Original Agreement is hereby restated to read as follows:
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Loan Parties on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable (including any amounts required to be dividended, paid or otherwise distributed pursuant to the Tax Sharing Agreement, for taxes incurred with respect to income or profits of Loan Parties but payable by a direct or indirect owner of the Borrower, to the extent such amounts were deducted in computing Consolidated Net Income), (iii) depreciation and amortization expense, (iv) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Loan Parties for such Measurement Period) and (v) any loss on retirement of debt and other extraordinary or non-recurring charges or losses determined in accordance with GAAP and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Loan Parties for such Measurement Period), and (iii) any gains on retirement of debt and other extraordinary or non-recurring income or gains determined in accordance with GAAP. For purposes of determining the Consolidated Lease-Adjusted Leverage Ratio and the Consolidated Senior Secured Leverage Ratio only, and for no other purpose, if, since the beginning of the four fiscal quarter period ending on the date for which Consolidated EBITDA is determined, any Loan Party shall have made any acquisition or Disposition of assets other than from or to another Loan Party, shall have consolidated or merged with or into any Person (other than another Loan Party), shall have disposed of the equity interests of any Loan Party other than from or to another Loan Party or shall have made any acquisition of a Person that becomes a Loan Party or shall have designated any Subsidiary as an Unrestricted Subsidiary or to not be an Unrestricted Subsidiary, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the acquisition, Disposition, consolidation, merger or designation had occurred on the first day of such period; provided however, the Borrower may elect to not make such pro forma adjustment for one or more acquisitions, Dispositions, consolidations, mergers or designations if the aggregate effect of the excluded transactions would not reasonably be expected to increase or decrease Consolidated EBITDA by more than 5%. The pro forma effect of an acquisition, Disposition, consolidation, merger or designation shall be determined (i) in good faith by the chief financial officer,

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principal accounting officer or treasurer of the Borrower and acceptable to the Administrative Agent, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA. For purposes of the foregoing, the termination of an operating lease that is included in determination of Sublease Rental Expense shall be treated as a Disposition.
(b)    The definition of “Solvent” in Section 1.1 of the Original Agreement is hereby deleted.
Section 2.2.    Solvency. Section 5.18 of the Original Agreement is hereby restated to read as follows:
Section 5.18    Solvency. (a) The aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and its Subsidiaries, taken as a whole, will exceed the aggregate Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, as the Indebtedness becomes absolute and matures, (b) each of the Borrower and the other Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Indebtedness beyond its ability to pay such Indebtedness (after taking into account the timing and amounts of cash to be received by each of the Borrower and the other Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Indebtedness becomes absolute and matures and (c) each of the Borrower and the other Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS
Section 3.1.    Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above, if, and only if the Administrative Agent shall have received the following:
(a)    Executed counterparts of this Amendment from the Required Lenders (which may be originals or electronically transmitted copies followed promptly by originals);
(b)    Counterparts of the Amendment Documents executed by the applicable Loan Parties sufficient in number for distribution to the Administrative Agent and the Borrowers (which may be originals or electronically transmitted copies followed promptly by originals), each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance satisfactory to the Agent and in such number of counterparts as may be requested by the Agent; and

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(c)    A certificate on behalf of each applicable Loan Party certifying that none of the resolutions, incumbency certificates, Organization Documents and/or certificates of Responsible Officers of each Loan Party as the Administrative Agent has previously required evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party have been amended or are otherwise inaccurate since they were delivered.
ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1.    Representations and Warranties. In order to induce each Lender party hereto to enter into this Amendment, the Borrowers hereby certifies that the representations and warranties made by it contained in Article 4 of the Original Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and agrees to execute, or cause to be executed, such other instruments or further amendments to Loan Documents as the Agent may reasonably request from time to time to give further effect to this Amendment.
ARTICLE V.

MISCELLANEOUS
Section 5.1.    Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The other Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.
Section 5.2.    Survival of Agreements. All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to the Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of such Loan Party under this Amendment and under the Credit Agreement.
Section 5.3.    Loan Documents; Expenses. This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto. The Borrowers shall promptly pay all

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reasonable fees and disbursements of counsel to the Agent incurred in connection with this Amendment.
Section 5.4.    Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Original Agreement.
Section 5.5.    Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.
THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE OILFIELD OPERATING, L.L.C.
By:    /s/ Elliot Chambers
    Elliot Chambers, Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and an L/C Issuer

By: /s/ Darrell Stanley
Name: Darrell Stanley
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender

By: /s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender

By: /s/ Shannon Juban
Name: Shannon Juban
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael A. Tribolet
Name: Michael A. Tribolet
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By: /s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Assistant Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By: /s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By: /s/ Michael Getz
Name: Michael Getz
Title: Vice President

By: /s/ Dusen Lazarov
Name: Dusen Lazarov
Title: Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

CAPITAL ONE, N.A., as a Lender

By: /s/ Don Backer
Name: Don Backer
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ Matthew Meyers
Name: Matthew Meyers
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a Lender

By: /s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

UBS LOAN FINANCE, LLC, as a Lender

By: /s/ Lana Gifas
Name: Lana Gifas
Title: Director

By: /s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

COMERICA BANK, as a Lender

By: /s/ Evan Elsea
Name: Evan Elsea
Title: Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

EXPORT DEVELOPMENT CANADA, as a Lender

By: /s/ Trevor Mulligan
Name: Trevor Mulligan
Title: Asset Manager

By: /s/ Sheila Banning
Name: Sheila Banning
Title: Asset Manager

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By: /s/ Sanjay Remond
Name: Sanjay Remond
Title: Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

ONE WEST BANK, FSB, as a Lender

By: /s/ Sean Murphy
Name: Sean Murphy
Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

CONSENT AND AGREEMENT
Each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guaranty dated as of November 3, 2011 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith and (iv) agrees that such Guaranty and such other Loan Documents shall remain in full force and effect.

COMPASS MANUFACTURING, L.L.C.
GREAT PLAINS OILFIELD RENTAL, L.L.C.
HODGES TRUCKING COMPANY, L.L.C.
KEYSTONE ROCK & EXCAVATION, L.L.C.
MID-STATES OILFIELD SUPPLY LLC f/k/a MID-STATES OILFIELD MACHINE LLC
NOMAC DRILLING, L.L.C.
NOMAC SERVICES, L.L.C.
OILFIELD TRUCKING SOLUTIONS, L.L.C.
PERFORMANCE TECHNOLOGIES, L.L.C.
PTL PROP SOLUTIONS, L.L.C.
THUNDER OILFIELD SERVICES, L.L.C.

By:	/s/ Elliot Chambers Elliot Chambers, Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]